EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Community Banks, Inc.
Harrisburg, Pennsylvania

Regarding:

Registration Statements, File No. 33-15150, No. 333-57121, No. 333-37232, No. 333-37236, No. 333-106701, 333-126507, No. 333-126508, No. 333-139152 and No. 333-139301.

We hereby consent to the incorporation by reference in the above listed Registration Statements of Community Banks, Inc. of our reports dated March 5, 2007, relating to the consolidated financial statements, and the effectiveness of Community Banks, Inc.’s internal control over financial reporting, which appear in this Form 10-K .

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Harrisburg, Pennsylvania
March 9, 2007